UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

September 9, 2010
Date of Report (Date of earliest event reported)

COMMUNITY PARTNERS BANCORP
(Exact name of registrant as specified in its charter)

New Jersey	000-51889	20-3700861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Highway 35 South, Middletown, New Jersey		07748
(Address of principal executive offices)		(Zip Code)

(732) 706-9009 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers, Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 9, 2010, Community Partners Bancorp (the “Registrant”) announced the appointment of Robert C. Werner to serve as Chief Operating Officer of the Registrant’s wholly owned banking subsidiary, Two River Community Bank (the “Bank”).  The press release announcing his appointment is provided as Exhibit 99.1 hereto.  Mr. Werner is 52 years of age, and was the Vice President of QNB Corp. from October 1988 to November 2009 and Executive Vice President and Chief Operating Officer of QNB Bank from January 1994 to November 2009.  In addition, Mr. Werner was the Senior Vice President and Chief Financial Officer of QNB Bank from January 1989 to December 1993.

No material plan, contract or arrangement with Mr. Werner or in which he participates was entered into or amended in connection with his appointment, nor was there any grant or award to Mr. Werner or a modification of any grant or award to Mr. Werner under any such plan, contract or arrangement in connection with such appointment.

There have been no transactions within the last fiscal year, or any currently proposed transactions, in which the Registrant or the Bank was or is to be a participant and in which Mr. Werner or his associates has or had a direct or indirect material interest which would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

99.1           Press Release, dated September 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY PARTNERS BANCORP

Dated:	September 9, 2010	By:	/s/ A. Richard Abrahamian
A. Richard Abrahamian Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated September 9, 2010